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EXHIBIT (24)(a)          CONSENTS OF FERRARO & MCMURTRY, P.C. AND CROWE, CHIZEK AND COMPANY, LLP
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement of Sulcus Computer Corporation on Form S-1 of our report dated March 1, 1996, except for Note 2, as to which the date is March 21, 1996 and Note 20, as to which the date is April 10, 1996 on the 1995 and 1994 financial statements of Sulcus Computer Corporation appearing in the Prospectus, which is part of this Registration Statement and our report dated March 1, 1996 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

                                        /s/  CROWE, CHIZEK AND COMPANY LLP
                                      --------------------------------------
                                         Crowe, Chizek and Company LLP

Columbus, Ohio
May 24, 1996


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                     INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form S-1 for the registration of 1,000,000 shares of Series A Redeemable Convertible Preferred Stock and 1,000,000 Class A Stock Purchase Warrants of Sulcus Computer Corporation to the uses of our report dated May 13, 1994 appearing in the prospectus, which is part of such Registration statement, and to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the incorporation by reference therein of our report with respect to the financial schedules of Sulcus Computer Corporation for the years ended December 31, 1993, 1992, 1991 included in the Annual Report (Form 10-K) for 1993 filed with the Securities and Exchange Commission.


/s/  FERRARO & MCMURTRY
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Ferraro & McMurtry, P.C.
(Formerly Ferraro Krebs & McMurtry, P.C.)


May 24, 1996